Exhibit 10.23

GREENSKY HOLDINGS, LLC

EQUITY INCENTIVE PLAN

THIS GREENSKY HOLDINGS, LLC EQUITY INCENTIVE PLAN (this “Plan”) is made effective as of August 24, 2017 (the “Effective Date”), by GREENSKY HOLDINGS, LLC, a limited liability company organized and existing under the laws of the State of Georgia (the “Company”).

R E C I T A L S

A. GreenSky, LLC previously established the GreenSky, LLC Equity Incentive Plan to advance the interests of GreenSky, LLC and its Affiliates by providing an equity-based incentive to attract and retain qualified and competent persons who provide services to GreenSky, LLC and/or its Affiliates and upon whose efforts and judgment the success of GreenSky, LLC and its Affiliates is largely dependent, by enabling such persons to acquire an equity interest in and participate in the long-term growth and financial success of GreenSky, LLC and its Affiliates.

B. As of the Effective Date, the Company became the holder of one hundred percent (100%) of the outstanding economic interests in GreenSky, LLC, and GreenSky, LLC became wholly-owned by the Company.

C. In connection with the foregoing event, (i) outstanding Options to acquire Class A units in GreenSky, LLC were equitably adjusted and converted into Options in the Company and (ii) outstanding Profits Interests in GreenSky, LLC were equitably adjusted through an automatic contribution/exchange so that they became/were converted into Profits Interests in the Company having the same general terms and conditions as the surrendered Profits Interests in GreenSky, LLC.

D. In connection with the foregoing event, the Company also assumed the GreenSky, LLC Equity Incentive Plan (the “Pre-Existing Plan”) and now amends and restates the Pre-Existing Plan as set forth herein to (i) govern the Incentive Units issued to replace the Options and Profits Interests described above and (ii) permit the grant of additional Incentive Units to Participants pursuant to the terms and conditions of the Operating Agreement, this Plan, the Participant’s Services Agreement, if any, and the applicable Grant Agreement. The Operating Agreement, this Plan, the Participant’s Services Agreement, if any, and the applicable Grant Agreement are collectively referred to herein as the “Company Governing Documents.”

E. No Incentive Units in GreenSky, LLC are outstanding after the Effective Date.

F. It is intended that this Plan constitute a written compensatory benefit plan (or written compensation contract) under Rule 701 of the Securities Act for the benefit of the Participants under this Plan.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Company hereby adopts this Plan pursuant to the following terms and provisions:

1. Definitions. Certain defined terms contained in this Plan have the meanings ascribed to such terms in Appendix 1 hereto. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Operating Agreement.

2. Incentive Units Subject to this Plan.

(a) Subject to adjustment and/or increase as set forth in Section 5 of this Plan, the number of Incentive Units that may be awarded to Participants pursuant to the terms of the Company Governing Documents shall not in the aggregate exceed 1,678,997.07, which Incentive Units may consist of grants of (i) Class A Units, (ii) Options and/or (iii) Profits Interests. Incentive Units granted previously under the Pre-Existing Plan shall reduce the aggregate number of Incentive Units that may be awarded under this Plan. Notwithstanding the foregoing, however, Profits Interests granted under the Plan or the Pre-Existing Plan in return for the Participant’s agreement to cap the value of any outstanding Options (granted under the Plan, the Pre-Existing Plan or otherwise) held by such Participant shall not reduce the number of Incentive Units that may be awarded under the Plan.

(b) Notwithstanding Section 2(a) hereof, (i) any awards of Incentive Units under this Plan or the Pre-Existing Plan that are forfeited by a Participant and (ii) any Vested Incentive Units issued under this Plan or the Pre-Existing Plan (including those issued in return for Incentive Units in GreenSky, LLC) that are repurchased by the Company shall again be available for award under this Plan. The number of Incentive Units to which this Plan is subject may be increased to the extent and in the manner set forth in the Operating Agreement.

3. Eligibility. The Administrator may designate any Manager, executive or other service provider of the Company and/or any of its Affiliates as a Participant in this Plan in accordance with the terms and conditions of the Company Governing Documents.

4. Terms of Incentive Units.

(a) General. Subject to the provisions of this Plan and the Operating Agreement, each Grant Agreement shall be in such form and shall contain such terms and conditions, including vesting terms, as the Administrator shall deem appropriate. The provisions of separate Grant Agreements need not be identical, and successive grants may be made to a Participant whether or not any award of Incentive Units previously granted to the Participant remains outstanding. Each Grant Agreement shall specify (i) the type of Incentive Unit awarded, e.g., Class A Units, Options or Profits Interests, (ii) the number of Incentive Units with respect to which the award is subject and (iii) the Exercise Price or Profits Interest Threshold, if applicable, pertaining to such award, subject to the limitations and conditions set forth in Section 2. In no event may the Exercise Price or Profits Interest Threshold of an Incentive Unit be less than the Liquidation FMV of the underlying Units as of the date of grant of the Incentive Unit, except as otherwise set forth in Section 8(e) below.

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(b) Vesting. Unless otherwise determined by the Administrator, each award of Incentive Units granted under this Plan shall vest and be subject to forfeiture pursuant to the terms and conditions set forth in the Company Governing Documents and may (but is not required to) provide for accelerated vesting in accordance with the terms and conditions of the Company Governing Documents in the event of a Sale of the Business and/or the Participant’s (i) death, (ii) Disability (as defined in the Operating Agreement) or (iii) termination of the provision of services or employment with the Company or any of its Affiliates by the Company or an Affiliate without Cause or by the Participant for Good Reason.

(c) Consideration. Each grant of an award of Incentive Units may be made without any additional consideration or in consideration of a payment by the Participant, as may be specified in the applicable Grant Agreement for such grant. Unless the Company Governing Documents provide otherwise, the Participant will be required to pay all required consideration, including without limitation the Exercise Price, if applicable, in cash or cash equivalent; provided, however, that the Administrator may, in its sole discretion, permit the Participant to pay any required consideration, in whole or in part, by promissory note or delivery or withholding of Vested Incentive Units having a Liquidation FMV on the date of payment equal to the consideration the Participant is required to pay.

(d) Joinder to Operating Agreement. As a condition to the grant of an award of Incentive Units under this Plan and any applicable Grant Agreement, to the extent a Participant has not already executed the signature page of the Operating Agreement or joinder agreement thereto, the Participant shall execute a joinder agreement to the Operating Agreement agreeing to be bound by the terms of the Operating Agreement; provided, however, that if the Participant refuses to sign such joinder agreement, the Participant will forfeit such grant pursuant to this Plan, and the applicable Grant Agreement shall be null and void ab initio and of no force or effect, and the Company shall have no obligations to the Participant with respect to the forfeited award of Incentive Units.

(e) Section 83(b) Election. As a condition to each grant of an award of Profits Interests under the Plan, unless the Administrator specifically provides otherwise, each Participant in respect of the Participant’s award of Profits Interests will be required to file an election pursuant to Section 83(b) of the Code with respect to such award of Profits Interests; provided, however, that if the Participant refuses or fails to timely file such election pursuant to Section 83(b) of the Code, the Participant will forfeit the award of Profits Interests granted under this Plan, the applicable Grant Agreement shall be null and void ab initio and of no force and effect and the Company will have no obligations to the Participant with respect to the forfeited award of Profits Interests.

(f) Distributions. Each Participant shall be entitled to receive distributions, if any, with respect to the Participant’s Incentive Units pursuant to the terms and conditions of the Company Governing Documents (including, without limitation, Article VI of the Operating Agreement).

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5. Adjustments.

(a) General. Subject to the terms and conditions of the Company Governing Documents, in the event that the Administrator determines in its reasonable discretion that any sale or other extraordinary distribution (whether in the form of cash, Membership Units, securities or other property), recapitalization, reorganization, merger, consolidation, issuance or exchange involving Incentive Units, other ownership interests or other securities of the Company, any incorporation of the Company or any parent or any other transaction or event affects the Incentive Units such that an adjustment is determined by the Administrator in its reasonable discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or provide for continuation or assumption of the Incentive Units by the surviving entity or its parent, then the Administrator shall make or provide for, in such manner as it deems equitable, adjustments in any or all of: (i) the number of the Incentive Units, other ownership interests or other securities of the Company or any parent (or number and kind of other securities or property subject to awards) with respect to which awards may be made under this Plan and the applicable Exercise Price or Profits Interest Threshold, if any, or (ii) the number of Incentive Units, other ownership interests or other securities of the Company (or number and kind of other securities or property subject to awards) and the applicable Exercise Price or Profits Interest Threshold, if any, subject to outstanding awards made under this Plan; provided, however, that any such adjustment that would materially and adversely affect the Participants’ Incentive Units granted under their respective Grant Agreements shall require the prior written consent of a majority-in-interest of such materially and adversely affected Participants; and provided, further that, for the avoidance of doubt, the issuance of additional Units or Incentive Units in the Company or the formation of a parent and corresponding adjustments pursuant to this Section 5 will not trigger any adjustments or require written consent pursuant to this Section 5.

(b) Liquidity Event. In connection with the occurrence of a Liquidity Event, unless otherwise set forth in an applicable Grant Agreement, the Administrator is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Incentive Units, including the following (or any combination thereof): (i) continuation or assumption of such outstanding Incentive Units under this Plan by the Company (if it is the surviving entity) or by the surviving entity or its parent; (ii) substitution by the surviving entity or its parent of Incentive Units or other stock or securities of the surviving entity or its parent with substantially the same terms as the outstanding Incentive Units; (iii) accelerated vesting of outstanding Incentive Units immediately prior to the occurrence of such event, (iv) cancellation (other than in connection with an Initial Public Offering) of any outstanding Incentive Units that are not (and will not become) vested on or prior to the Liquidity Event (with or without any payment therefore) or (v) cancellation and redemption (other than in connection with an Initial Public Offering) of any outstanding Incentive Units that are (or will become) vested on or prior to the Liquidity Event for payment equal to the Liquidation FMV of the Incentive Units, which, in case of an Option, shall mean the value equal to (A) the number of Vested Incentive Units subject to the Option multiplied by (B) the amount, if any, by which the Liquidation FMV of the underlying Class A Units exceeds the Exercise Price of the Option. If the Incentive Unit is not vested on or prior to the Liquidity Event or the Liquidation FMV of the underlying Class A Units does not exceed the Exercise Price of the Option on the date of the Liquidity Event, the Administrator may cancel such Incentive

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Units on the date of the Liquidity Event (other than in connection with an Initial Public Offering) without any payment of consideration therefor.

(c) No Limitation on Other Rights. Without limiting the generality of the foregoing, the existence of outstanding awards granted under this Plan shall not affect in any manner the right or power of the Company or any of its Affiliates to make, authorize or consummate:

(i) any or all adjustments, recapitalizations, reorganizations or other changes in its capital structure or its business;

(ii) any merger or consolidation;

(iii) its dissolution or liquidation;

(iv) any sale, transfer or assignment of all or any part of its assets or business;

(v) the payment of any distribution to its Members or other equity owners; or

(vi) any other act, proceeding or transaction, whether of a similar character or otherwise.

6. Transferability of Awards. No award of Incentive Units shall be subject to alienation, assignment, pledge, levy, charge or other transfer other than as set forth in the Company Governing Documents. Each grant of Incentive Units shall provide that, during the period or periods of vesting, the transferability of the Incentive Units shall be prohibited or restricted in the manner specified in the Company Governing Agreements (which restrictions may include, without limitation, rights of first refusal in the Company, tag-along rights or drag-along rights). Any attempt to make any such prohibited transfer shall be void and shall void the Participant’s award, and the Participant will have no further rights with respect to such awards.

7. Administration.

(a) Powers and Duties. This Plan shall be administered by the Administrator. Subject to the terms of this Plan, the Operating Agreement, and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by this Plan, the Administrator shall have full power and authority to:

(i) designate Participants;

(ii) designate those Affiliates or other entities whose Managers, executives and other service providers may participate in this Plan;

(iii) determine the number and type of Incentive Units to be awarded, or with respect to which payments, rights or other matters are to be calculated in connection with any award under this Plan;

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(iv) determine the terms and conditions of any award under this Plan, including the Exercise Price or Profits Interest Threshold, if applicable, as well as vesting and restrictive covenants, if any; provided, however, if a Participant is a party to a Services Agreement, such restrictive covenants shall be as provided in the Participant’s Service Agreement;

(v) determine and/or increase the vested portion of any award under this Plan;

(vi) determine whether, to what extent, and under what circumstances awards under this Plan may be settled in cash, Membership Units or other securities or other property, or suspended and the method or methods by which the awards under this Plan may be settled or suspended;

(vii) make appropriate adjustments in order to minimize any adverse accounting impact of any award of Incentive Units under this Plan;

(viii) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in this Plan and any instrument or agreement relating to, or any award made under this Plan, subject to the provisions of the Company Governing Documents;

(ix) establish, amend, suspend or waive such rules and regulations and appoint such agents or advisors as it shall deem appropriate for the proper administration of this Plan, and the Administrator or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan; and

(x) make any other determination or take any other action that the Administrator, in its sole discretion, deems necessary or desirable for the administration of this Plan; provided, that if any such determination or action would materially and adversely affect the Participants’ interests granted under their respective Grant Agreements, such determination or action shall require the prior written consent of a majority-in-interest of such materially and adversely affected Participants; provided, however, that for the avoidance of doubt, the creation or issuance of additional awards or Incentive Units or any other class or series of Membership Units (including any amendments to the Company Governing Documents that may be required to establish the rights and preferences of, and restrictions applicable to, any such other class or series of such additional awards) shall not of itself constitute a variation, modification or abrogation of the class rights of the holders of any class or series of outstanding awards and shall not be regarded as an impairment of the Participant’s rights that would require the Participant’s prior written consent.

(b) Actions Binding. Subject to the terms of the Operating Agreement, unless otherwise expressly provided in this Plan, all designations, determinations, interpretations and

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other decisions under or with respect to this Plan, any award made under this Plan or any document evidencing any and all Incentive Units shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its participating Affiliates, any Participant, any holder of Incentive Units and any holder or beneficiary of any award made under this Plan and any Member. Such designations, determinations, interpretations and decisions by the Administrator need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) No Liability. No member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any award made under this Plan.

(d) Withholding or Deduction for Taxes. A Participant may be required to pay to the Company or any of its Affiliates, and the Company and its Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under any Grant Agreement or under this Plan, the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of Incentive Units or any payment or transfer under a Grant Agreement or this Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such taxes; provided, that notwithstanding anything to the contrary in the forgoing, in connection with any payment under this Plan or any applicable grant agreement made in Membership Units or Incentive Units, the Company may, in its sole discretion, satisfy any withholding requirement, in whole or in part, by having the Company withhold vested Class A Units or vested Incentive Units having a Liquidation FMV on the date the tax is to be determined equal to the minimum statutory total withholding tax that could be imposed on the transaction.

8. Miscellaneous.

(a) Impact on Other Benefits. This Plan shall not be construed to impact or cause the denial of any benefits to which any Participant may be entitled under any other benefit plan of the Company or any of its Affiliates. Notwithstanding anything to the contrary contained in the foregoing, neither this Plan nor any award granted under this Plan shall form any part of a Participant’s compensation or count as compensation for any purpose under any other benefit plan of the Company or any of its Affiliates, or otherwise.

(b) No Right to Awards or Other Rights. No Person shall have any claim to receive any award under this Plan. There is no obligation for uniformity of treatment of Participants regarding the number of Incentive Units awarded or the manner in which awards are made. The terms and conditions made under this Plan need not be the same with respect to each Participant. Except as otherwise provided in the Operating Agreement or any Grant Agreement, any action taken hereunder shall not be construed as conferring upon any Participant any right (i) of ownership in the Company or any Affiliate; (ii) to participate in the management of the business and affairs of the Company or any of the Company’s Affiliates; or (iii) to vote on or approve any matters requiring the consent or approval of any Member(s) of the Company.

(c) Delegation. Subject to the terms of this Plan, the Operating Agreement, the provisions of any Grant Agreement and applicable law, the Administrator may delegate to one or more officers or managers of the Company or any of its Affiliates, or to a committee of such

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officers or managers, the authority, subject to such terms and limitations as the Administrator shall determine, to award Incentive Units or to make adjustments, in accordance with the provisions of Section 5, with respect to Incentive Units held by Participants.

(d) Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which Incentive Units, or any part thereof, will vest in accordance with this Plan, notwithstanding the provisions in the applicable Grant Agreement stating the time or times during which it will vest.

(e) Other Transactions. Subject to the terms and conditions of the Company Governing Documents, in connection with a merger, acquisition or other such similar transaction or the formation of a holding company or similar transaction, the Administrator may grant under this Plan an award in exchange for the assumption and replacement of an award that was not granted under this Plan (including but not limited to an award that was granted by the Company or any of its Affiliates, an award that was granted by another corporation or entity that is acquired by the Company or any of its Affiliates by merger or otherwise, or an award granted under the Pre-Existing Plan in connection with the events described in the recitals to this Plan), and any such award or combination of awards so granted under this Plan may or may not cover the same number of equity interests as had been covered by the assumed award and shall be subject to such other terms, conditions and discretion as the Administrator considers appropriate under the circumstances in order to preserve for the Participant the economic value of such assumed award at such Exercise Price or Profits Interest Threshold as the Administrator determines necessary to achieve preservation of such economic value.

(f) Other Laws. The Administrator may refuse to issue or transfer any Incentive Units if, acting in its sole discretion, it determines that the issuance or transfer of such Incentive Units would violate the Operating Agreement or any applicable law or regulation. Without limiting the generality of the foregoing, no award of Incentive Units hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Company in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable securities laws.

(g) Severability. If any provision of this Plan or any award made hereunder is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, or would disqualify this Plan or any award under any law deemed applicable by the Administrator, such provision shall be constructed or deemed amended to conform to all applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of this Plan and any such award shall remain in full force and effect.

(h) Governing Law. This Plan, all Grant Agreements, all awards and any and all claims or causes of action, disputes, controversies or legal proceedings (whether in contract, tort, equity or under any other theory) arising out of, under, pursuant to, or in any way relating to this Plan, any Grant Agreement or the transactions contemplated hereby and thereby or the negotiation, execution, performance or enforcement hereof or thereof, including any and all claims (whether in contract, tort, equity or under any other theory) as to the scope, validity, enforcement,

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interpretation, construction, and effect hereof and thereof, shall be governed by and enforced with the laws of the State of Georgia, without regard to the conflicts of law principles that would result in the application of any law other than the law of the State of Georgia. The Company and each Participant in each such Participant’s Grant Agreement will agree to the foregoing and will further agree that any suit, action or proceeding against the other arising out of or relating to this Plan, the Participant’s award and Grant Agreement shall only be brought in any federal or state court located in the State of Georgia, and each party will agree to submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding, and waives any objection related thereto. The Company and the Participant will further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address as provided in the Participant’s Grant Agreement shall be effective service of process for any action, suit or proceeding in the State of Georgia with respect to any matters to which it has submitted to jurisdiction in the Participant’s Grant Agreement.

(i) Headings and Subheadings; Rule of Construction. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction or interpretation or this Plan or any provision thereof. The word “including” means “including, without limitation.”

(j) Interpretation. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(k) Gender. The masculine, as used herein, shall be deemed to include the feminine and the singular to include plural, except where the context requires a different construction.

(l) Amendment to the Operating Agreement. Neither the adoption of this Plan nor any award made hereunder shall restrict in any way any amendment to the Operating Agreement in accordance with the terms of the Operating Agreement.

(m) Amendment and Termination. The Administrator may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant shall not to that extent be effective without the written consent of a majority-in-interest of all such materially and adversely affected Participants, taking in account, for such purpose, all such outstanding Incentive Units, whether or not then vested; provided, further, that such consent shall not be required with respect to an amendment made to conform this Plan to applicable law or the Operating Agreement, as currently in effect or as the Operating Agreement may subsequently be amended, restated, supplemented or otherwise modified. Nothing in this Plan or in any Grant Agreement shall require the consent of any holder of any Incentive Units to any amendment of the Operating Agreement. For the avoidance of doubt, the creation or issuance of additional awards, Membership Units or Incentive Units of the same or any other class or series (including any amendments to the Company Governing Documents that may be required to establish the rights and preferences of, and restrictions applicable to, any such other class or series of such additional awards) shall not of itself constitute a variation, modification or abrogation of the class rights of the holders of any class or series of outstanding awards and shall not be regarded as an impairment of the Participant’s rights that would require the

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Participant’s prior written consent. Termination of this Plan will not affect the rights of the Participant or its successors under any awards outstanding hereunder at the time of such termination.

(n) Conflict Between this Plan and the Operating Agreement. This Plan and any Grant Agreement are subject to the Operating Agreement, the terms and provision of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein or in a Grant Agreement and a term or provision of the Operating Agreement, the applicable terms and provisions of the Operating Agreement will govern and prevail.

(o) No Employment or Service Contract. Neither this Plan nor any award granted under this Plan shall (i) confer upon any person any right to employment or other service or continuance of employment or other service by the Company or any of its Affiliates, (ii) constitute a contract of employment or service or impose on the Company or any of its Affiliates any obligations to retain the Participant as an employee or other service provider of the Company or any of its Affiliates, (iii) change the status of the Participant’s employment or service, or (iv) change the Company or any of its Affiliates’ policies regarding termination of employment or service. For purposes of this Plan, the continuous employment or service of the Participant with the Company or any of its Affiliates shall not be deemed interrupted, and the Participant shall not be deemed to have ceased to provide services or to be employed by the Company or any of its Affiliates, by reason of (i) the transfer of his or her service or employment among the Company or any of its Affiliates or (ii) the change in the Participant’s relationship from employment to other service or from other service to employment. Further, absence on leave approved in accordance with the policies, procedures and practices of the Company or any of its Affiliates shall not be considered interruption or termination of service of any Participant for any purposes of this Plan or awards granted hereunder.

(p) No Tax Minimization Obligation. The Company has no duty or obligation to minimize the tax consequences of any Incentive Units granted to a Participant under this Plan.

(q) Compliance with Section 409A of the Code. This Plan and any Grant Agreement is intended to be exempt from or comply with, and shall be administered in a manner that is intended to be exempt from or comply with, Section 409A of the Code and shall be construed and interpreted in accordance with such intent; to the extent that a payment and/or benefit under the Plan is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan or any Grant Agreement that would cause a payment and/or benefit to fail to be exempt from or satisfy Section 409A of the Code shall have no force and effect until amended to be exempt from or comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Notwithstanding the foregoing, the Company and its Affiliates shall not be liable to any Participant or any other Person if an award of Incentive Units fails to be exempt from or comply with Section 409A of the Code.

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(r) This Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund.

(s) Participants shall provide the Company with written statement setting forth the name and contact information of the Participant’s Beneficiary.

(t) The Company is an intended third-party beneficiary under this Plan and shall have the rights, power, and authority to enforce the provisions of this Plan.

9. Effective Date and Termination Date. This Plan is effective as of the Effective Date, and shall terminate on (and no further awards shall be granted on or after) July 30, 2025 (i.e., the tenth (10th) anniversary of the effective date of the Pre-Existing Plan), unless sooner terminated. Notwithstanding the preceding sentence, this Plan shall continue in effect in respect of all awards which are outstanding as of such termination date.

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Appendix 1

Definitions

(a) “Administrator” means the Managers of the Company except that the Managers may designate another person to perform some or all of the Managers’ functions under this Plan; provided that the authority of any person appointed by the Managers will be subject to such terms and conditions as the Managers may prescribe and will be coextensive with, and not in lieu of, the authority of the Managers.

(b) “Affiliate” has the meaning ascribed to such term in the Operating Agreement.

(c) “Award Schedule” means the award schedule attached to the Grant Agreement applicable to an award of Incentive Units granted under this Plan to a Participant, which sets forth, in the case of a Participant, the Participant’s name, the number of Incentive Units being granted, the vesting schedule or other terms and conditions that the Administrator has specified for such Incentive Units, including, any Exercise Price or Profits Interest Threshold, if applicable.

(d) “Beneficiary” means the Person or Persons designated by the Participant, in a writing provided to the Company prior to the Participant’s death, to receive amounts payable to the Participant under the Company Governing Documents upon the Participant’s death. In the absence of such a written beneficiary designation, the Beneficiary shall be the Participant’s surviving spouse, or, if none, the Participant’s estate.

(e) “Cause” as a reason for termination of a Participant’s provision of services shall have the meaning given to such term in the Participant’s Services Agreement. If the Participant is not a party to a Services Agreement or is not a party to a Services Agreement in which such term is defined, then unless otherwise defined in the applicable Grant Agreement, “Cause” means (i) the negligent or willful continued failure of the Participant to substantially perform the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from any mental or physical impairment of the Participant, but specifically including any material failure by the Participant to meet reasonable performance expectations set forth by the Company or any Affiliate); (ii) the failure of the Participant to abide by the reasonable and lawful directives of the Managers of the Company, (iii) the Participant’s commitment of any act which, if prosecuted, would constitute a felony, or the Participant’s commitment or conviction of, or plea of no contest to, any crime involving dishonesty, fraud or moral turpitude; (iv) any conduct by the Participant that causes material harm to the business, standing or reputation of the Company or any Affiliate or Company’s Members; or (v) any material breach by the Participant of any material obligations the Participant may owe to the Company or any Affiliate or Company’s Members.

(f) “Class A Units” shall have the meaning ascribed to such term in the Operating Agreement.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

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(h) “Company Governing Documents” has the meaning ascribed to such term in the recitals of this Plan.

(i) “Effective Date” has the meaning ascribed to such term in the introductory paragraph of this Plan.

(j) “Exercise Price” shall mean the exercise price per Class A Unit purchasable under an Option, which shall be determined by the Administrator at the time of grant of the Option. The exercise price may not be less than the Liquidation FMV of the underlying Class A Unit as of the date of grant of the Option, except as otherwise set forth in Section 8(e) of this Plan.

(k) “Good Reason” shall have the meaning assigned such term in the Participant’s Services Agreement. If the Participant is not a party to a Services Agreement in which such term is defined, then unless otherwise defined in the applicable Grant Agreement, “Good Reason” means, without the Participant’s written consent, and only with respect to the Participant’s employment with the Company or any of its Affiliates:

(i) any action taken by the Company or any of its Affiliates which results in a material reduction in the Participant’s authority, duties or responsibilities;

(ii) the assignment to the Participant of duties that are materially inconsistent with Participant’s authority, duties or responsibilities;

(iii) any material decrease in the Participant’s base salary or annual bonus opportunity;

(iv) the relocation of the Participant’s current place of employment, or any requirement that Participant relocate outside of the Participant’s current metropolitan area; provided, however, this subsection (iv) shall not apply in the case of business travel which requires the Participant to relocate temporarily for periods of 30 days or less;

(v) the failure by the Company or any Affiliate to pay to the Participant any portion of the Participant’s base salary or annual bonus within 10 days after the date the same is due; or

(vi) any material failure by the Company or any Affiliate to comply with the terms of the Participant’s Services Agreement.

Notwithstanding the above, and without limitation, “Good Reason” shall not include any resignation by the Participant where Cause for the Participant’s termination by the Company or an Affiliate exists. The Participant must give the Company or Affiliate notice of any event or condition that would constitute “Good Reason” within 30 days of the event or condition which would constitute “Good Reason,” and upon the receipt of such notice the Company or Affiliate shall have 30 days to remedy such event or condition. If such event or condition is not remedied within such 30-day period, any termination of employment or service by the Participant

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for “Good Reason” must occur within 30 days after the period for remedying such condition or event has expired.

(l) “Grant Agreement” has the meaning ascribed to such term in the Operating Agreement.

(m) “Grant Date” means the date specified by the Administrator on which a grant of an award under this Plan shall become effective and is granted pursuant to this Plan. The Grant Date shall not be earlier than the date on which the Administrator takes action with respect thereto.

(n) “Initial Public Offering” shall have the same meaning ascribed to such term in the Operating Agreement.

(o) “Liquidity Event” has the same meaning ascribed to such term in the Operating Agreement.

(p) “Liquidation FMV” shall mean the amount that would be received in respect of such Incentive Unit if all the Company’s assets were sold at fair market value and the proceeds distributed in complete liquidation of the Company.

(q) “Member” has the same meaning ascribed to such term in the Operating Agreement.

(r) “Membership Units” or “Units” shall have the same meanings ascribed to such terms in the Operating Agreement.

(s) “Operating Agreement” means that Operating Agreement of the Company, dated as of August 24, 2017, as may be amended, restated, supplemented or otherwise modified from time to time.

(t) “Options” shall mean an Incentive Unit comprised of an option to purchase Class A Units in accordance with the terms and conditions set forth in the Grant Agreement.

(u) “Participant” shall mean such Person who is eligible for and selected by the Administrator to receive, as determined by the Administrator, an award of Incentive Units under the Plan, and who has executed a Grant Agreement.

(v) “Person” has the meaning ascribed to such term in the Operating Agreement.

(w) “Plan” means this GreenSky Holdings, LLC Equity Incentive Plan as herein set forth and as it may be amended, restated, supplemented or otherwise modified from time to time as provided herein.

(x) “Profits Interest Threshold” shall have the same meaning ascribed to such term in the Operating Agreement, as modified pursuant to Section 8(e) of this Plan. The Profits Interest Threshold shall be (i) reduced, as appropriate, for cash or property distributed pursuant to

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the terms of the Operating Agreement and (ii) adjusted to take into account any additional Capital Contributions made to the Company by any Member, to the minimum extent necessary as determined by the Administrator, in good faith, to prevent any such distributions resulting in any inequitable dilution in any outstanding Profits Interests and to prevent any such Capital Contributions from causing holders of Profits Interests from recognizing income solely as the result of such Capital Contributions.

(y) “Profits Interests” shall have the same meaning ascribed to such term in the Operating Agreement.

(z) “Sale of the Business” shall have the same meaning ascribed to such term in the Operating Agreement.

(aa) “Securities Act” shall have the meaning ascribed to such term in the Operating Agreement.

(bb) “Services Agreement” means an employment agreement, a consulting agreement or other agreement between a Participant and the Company or any of its Affiliates setting forth the terms of employment or provision of consulting services or other key provisions in connection with or related thereto.

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GREENSKY HOLDINGS, LLC

AMENDMENT NO. 1 TO EQUITY INCENTIVE PLAN

Effective as of March 1, 2018, the GreenSky Holdings, LLC Equity Incentive Plan (the “Plan”) is hereby amended by deleting Section 2 thereof in its entirety and inserting the following in lieu thereof:

“2. Incentive Units Subject to this Plan.

(a) Subject to adjustment and/or increase as set forth in Section 5 of this Plan, the number of Incentive Units that may be awarded to Participants pursuant to the terms of the Company Governing Documents shall not in the aggregate exceed the maximum number of Incentive Units permitted under the Operating Agreement, which Incentive Units may consist of grants of (i) Class A Units, (ii) Options and/or (iii) Profits Interests. Incentive Units granted previously under the Pre-Existing Plan shall reduce the aggregate number of Incentive Units that may be awarded under this Plan. Notwithstanding the foregoing, however, Profits Interests granted under the Plan or the Pre-Existing Plan in return for the Participant’s agreement to cap the value of any outstanding Options or any outstanding warrants to purchase Class A Units (granted under the Plan, the Pre-Existing Plan or otherwise) held by such Participant shall not reduce the number of Incentive Units that may be awarded under the Plan.

(b) Notwithstanding Section 2(a) hereof, (i) any awards of Incentive Units under this Plan or the Pre-Existing Plan that are forfeited by a Participant and (ii) any Vested Incentive Units issued under this Plan or the Pre-Existing Plan (including those issued in return for Incentive Units in GreenSky, LLC) that are repurchased by the Company shall again be available for award under this Plan. The number of Incentive Units to which this Plan is subject may be increased to the extent and in the manner set forth in the Operating Agreement.”